UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

March 13, 2018

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)    On March 13, 2018, the Board of Directors (the “Board”) of Patterson Companies, Inc. (the “Company”), acting upon the recommendation of its Governance and Nominating Committee, accepted the resignation of Sarena S. Lin as a director of the Company. There was no disagreement between Ms. Lin and the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Lin accepted the position of Senior Vice President, North America Operations and Global Strategy of Elanco Animal Health, a division of Eli Lilly, effective January 22, 2018. In accordance with the Governance Guidelines of the Company, a non-management director is required to offer to resign following a change in the director’s primary occupation. The Governance and Nominating Committee considered Ms. Lin’s resignation offer, determined that she would no longer be independent based on her employment with Elanco Animal Health, and recommended to the Board that it accept her offer to resign. The Board, at its regularly scheduled meeting on March 13, 2018, accepted such offer.

Ms. Lin served as a director of the Company since 2014 and was a member of the Board’s Audit Committee and Compensation Committee.

The press release announcing, among other things, the departure of Ms. Lin is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(d)    On March 13, 2018, the Board of the Company, acting upon the recommendation of its Governance and Nominating Committee, elected Robert C. Frenzel as the newest member of the Board, effective immediately. Mr. Frenzel will serve on the Board’s Audit Committee and Finance & Corporate Development Committee.

Mr. Frenzel will receive compensation payable to non-employee directors serving on the Board as summarized under the caption “Non-Employee Director Compensation” in the Company’s annual proxy statements.

There are no familial relationships between Mr. Frenzel and any other director or executive officer of the Company. There are no transactions in which Mr. Frenzel has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of our directors is elected to service until his or her successor is elected or he or she is removed or resigns from office.

The press release announcing, among other things, the election of Mr. Frenzel is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On March 13, 2018, the Board of the Company approved an authorization to repurchase up to $500 million of its common stock through March 13, 2021. This new authorization replaces the previous authorization of 25 million shares that was scheduled to expire on March 19, 2018. There were approximately 11.5 million shares remaining available to be repurchased under the previous authorization. The timing and amount of any share repurchases under the new authorization will be determined by management based on market conditions and other considerations.

In addition, the Board approved a quarterly cash dividend of $0.26 per share, payable on April 27, 2018 to shareholders of record as of the close of business on April 13, 2018.

The press release announcing the repurchase authorization and dividend is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Patterson Companies, Inc., dated March 13, 2018.

99.2	Press release of Patterson Companies, Inc., dated March 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: March 13, 2018	By:	/s/ Les B. Korsh
Les B. Korsh
Vice President, General Counsel and Secretary